For period ending  October 31, 2000	Exhibit 77Q 1
File Number 811-5259

PaineWebber Global Income Fund

INTERIM SUB-ADVISORY CONTRACT
	Agreement made as of October 10, 2000
(Contract) between MITCHELL HUTCHINS
ASSET MANAGEMENT INC., a Delaware
corporation (Mitchell Hutchins), FISCHER
FRANCIS TREES & WATTS, INC., a New York
corporation (FFTW(NY)), and two of its affiliates,
FISCHER FRANCIS TREES & WATTS
(FFTW(UK)), a corporate partnership organized
under the laws of the United Kingdom, and
FISCHER FRANCIS TREES & WATTS, PTE LTD
(FFTW (Singapore)), a Singapore corporation.  The
term Sub-Adviser as used in this Contract refers to
any or all of FFTW, FFTW (UK) and FFTW
(Singapore).
	RECITALS
	(1)	Mitchell Hutchins has entered into an
Interim Investment Management and Administration
Agreement, dated October 10, 2000 (Management Agreement),
with PaineWebber Investment Series
(Trust), an openend management investment
company registered under the Investment Company
Act of 1940, as amended (1940 Act), with respect
to the series of the Trust designated as PaineWebber
Global Income Fund (Series);
	(2)	Mitchell Hutchins wishes to retain the
SubAdviser to furnish certain investment advisory
services to Mitchell Hutchins and the Series; and
	(3)	The SubAdviser is willing to furnish
such services;
	NOW, THEREFORE, in consideration of the
premises and mutual covenants herein contained,
Mitchell Hutchins and the SubAdviser agree as
follows:
	1.	Appointment.  Mitchell Hutchins
hereby appoints the SubAdviser as an investment
subadviser with respect to the Series for the period
and on the terms set forth in this Contract.  The Sub
Adviser accepts that appointment and agrees to
render the services herein set forth, for the
compensation herein provided.  It is understood that
FFTW(NY) is responsible for all the duties of the
Sub-Adviser under this Contract but that FFTW(NY)
may delegate the performance of some of these duties
to FFTW(UK) and FFTW (Singapore), provided that
FFTW(NY) remains liable under the terms of this
Contract as if such delegation had not occurred.
	2.	Duties as SubAdviser.
	(a)	Subject to the supervision and
direction of the Trusts Board of Trustees (Board)
and review by Mitchell Hutchins, and any written
guidelines adopted by the Board or Mitchell Hutchins
(any such guidelines will be attached hereto as
Schedule A), the SubAdviser will provide a
continuous investment program for all or a designated
portion of the assets (Segment) of the Series,
including investment research and discretionary
management with respect to all securities and
investments and cash equivalents in the Series or
Segment.  The SubAdviser will determine from time
to time what investments will be purchased, retained
or sold by the Series or Segment.  The SubAdviser
will be responsible for placing purchase and sell
orders for investments and for other related
transactions for the Series or Segment.  The Sub
Adviser has authority to review and execute all
industry agreements with banks, brokers, dealers and
other financial intermediaries necessary to perform its
duties under this Agreement The SubAdviser
understands that the Series assets need to be
managed so as to permit it to qualify or to continue
to qualify as a regulated investment company under
Subchapter M of the Internal Revenue Code, as
amended (Code).  The SubAdviser will provide
services under this Contract in accordance with the
Series investment objective, policies and restrictions
as stated in the Trusts currently effective registration
statement under the 1940 Act, and any amendments
or supplements thereto (Registration Statement).
	(b)	The SubAdviser agrees that, in
placing orders with brokers, it will obtain the best net
result in terms of price and execution; provided that,
on behalf of the Series, the SubAdviser may, in its
discretion, use brokers that provide the SubAdviser
with research, analysis, advice and similar services to
execute portfolio transactions on behalf of the Series
or Segment, and the SubAdviser may pay to those
brokers in return for brokerage and research services
a higher commission than may be charged by other
brokers, subject to the SubAdvisers determining in
good faith that such commission is reasonable in
terms either of the particular transaction or of the
overall responsibility of the SubAdviser to the Series
and its other clients and that the total commissions
paid by the Series or Segment will be reasonable in
relation to the benefits to the Series over the long
term.  In no instance will portfolio securities be
purchased from or sold to Mitchell Hutchins or the
SubAdviser, or any affiliated person thereof, except
in accordance with the federal securities laws and the
rules and regulations thereunder.  The SubAdviser
may aggregate sales and purchase orders with respect
to the assets of the Series or Segment with similar
orders being made simultaneously for other accounts
advised by the SubAdviser or its affiliates.
Whenever the SubAdviser simultaneously places
orders to purchase or sell the same security on behalf
of the Series and one or more other accounts advised
by the SubAdviser, the orders will be allocated as to
price and amount among all such accounts in a
manner believed to be equitable over time to each
account.  Mitchell Hutchins recognizes that in some
cases this procedure may adversely affect the results
obtained for the Series or Segment.
	(c)	The SubAdviser will maintain all
books and records required to be maintained pursuant
to the 1940 Act and the rules and regulations
promulgated thereunder with respect to transactions
by the SubAdviser on behalf of the Series or
Segment, and will furnish the Board and Mitchell
Hutchins with such periodic and special reports as the
Board or Mitchell Hutchins reasonably may request.
In compliance with the requirements of Rule 31a3
under the 1940 Act, the SubAdviser hereby agrees
that all records that it maintains for the Series are the
property of the Trust, agrees to preserve for the
periods prescribed by Rule 31a2 under the 1940 Act
any records that it maintains for the Trust and that are
required to be maintained by Rule 31a1 under the
1940 Act, and further agrees to surrender promptly to
the Trust any records that it maintains for the Series
upon request by the Trust.
	(d)	At such times as shall be reasonably
requested by the Board or Mitchell Hutchins, the
SubAdviser will provide the Board and Mitchell
Hutchins with economic and investment analyses and
reports as well as quarterly reports setting forth the
performance of the Series or Segment and make
available to the Board and Mitchell Hutchins any
economic, statistical and investment services that the
SubAdviser normally makes available to its
institutional or other customers.
	(e)	In accordance with procedures
adopted by the Board, as amended from time to time,
the SubAdviser is responsible for assisting in the fair
valuation of all portfolio securities in the Series or
Segment and will use its reasonable efforts to arrange
for the provision of a price from one or more parties
independent of the SubAdviser for each portfolio
security for which the custodian does not obtain
prices in the ordinary course of business from an
automated pricing service.
	3.	Further Duties.  In all matters relating
to the performance of this Contract, the SubAdviser
will act in conformity with the Trusts Declaration of
Trust, ByLaws and Registration Statement and with
the written instructions and written directions of the
Board and Mitchell Hutchins; and will comply with
the requirements of the 1940 Act and the Investment
Advisers Act of 1940, as amended (Advisers Act)
and the rules under each, Subchapter M of the
Internal Revenue Code (Code), as applicable to
regulated investment companies; and all other federal
and state laws and regulations applicable to the Trust
and the Series.  Mitchell Hutchins agrees to provide
to the SubAdviser copies of the Trusts Declaration
of Trust, ByLaws, Registration Statement, written
instructions and directions of the Board and Mitchell
Hutchins, and any amendments or supplements to any
of these materials as soon as practicable after such
materials become available; and further agrees to
identify to the SubAdviser in writing any broker
dealers that are affiliated with Mitchell Hutchins
(other than PaineWebber Incorporated and Mitchell
Hutchins itself).
	4.	Expenses.  During the term of this
Contract, the SubAdviser will bear all expenses
incurred by it in connection with its services under
this Contract.  The SubAdviser shall not be
responsible for any expenses incurred by the Trust,
the Series or Mitchell Hutchins.
	5.	Compensation.
(a)	For the services provided and the
expenses assumed by the SubAdviser pursuant to
this Contract, Mitchell Hutchins, not the Series, will
pay to the SubAdviser a subadvisory fee,
computed daily and paid monthly, at an annual rate
of 0.25% of the average daily net assets of the
Series or Segment (computed in the manner
specified in the Management Agreement) up to and
including $400 million and 0.20% of the average
daily net assets of the Series or Segment (computed
in the manner specified in the Management
Agreement) above $400 million and will provide
the SubAdviser with a schedule showing the
manner in which the fee was computed.  If the Sub
Adviser is managing a Segment, its fees will be
based on the value of assets of the Series within the
SubAdviser's Segment.
(b)	The fee shall be accrued daily and
payable monthly to the SubAdviser on or before the
last business day of the next succeeding calendar
month.
	(c)	If this Contract becomes effective or
terminates before the end of any month, the fee for
the period from the effective date to the end of the
month or from the beginning of such month to the
date of termination, as the case may be, shall be pro
rated according to the proportion that such period
bears to the full month in which such effectiveness or
termination occurs.
	6.	Limitation of Liability.
	(a)	The SubAdviser shall not be liable
for any error of judgment or mistake of law or for any
loss suffered by the Series, the Trust, its shareholders
or by Mitchell Hutchins in connection with the
matters to which this Contract relates, except a loss
resulting from willful misfeasance, bad faith or gross
negligence on its part in the performance of its duties
or from reckless disregard by it of its obligations and
duties under this Contract.
	(b)	In no event will the SubAdviser have
any responsibilities for any other series of the Trust,
for any portion of the Series investments not
managed by the SubAdviser or for the acts or
omissions of any other subadviser to the Trust or
Series.
		In particular, in the event the Sub
Adviser shall manage only a portion of the Series
investments, the SubAdviser shall have no
responsibility for the Series being in violation of any
applicable law or regulation or investment policy or
restriction applicable to the Series as a whole or for
the Series failing to qualify as a regulated investment
company under the Code, if the securities and other
holdings of the Segment managed by the Sub
Adviser are such that such Segment would not be in
such violation or fail to so qualify if such segment
were deemed a separate series of the Trust or a
separate regulated investment company under the
Code.
		Nothing in this section shall be
deemed a limitation or waiver of any obligation or
duty that may not by law be limited or waived.
	7.	Representations of SubAdviser.  The
SubAdviser represents, warrants and agrees as
follows:
	(a)	The SubAdviser (i) is registered as an
investment adviser under the Advisers Act and will
continue to be so registered for so long as this
Contract remains in effect; (ii) is not prohibited by the
1940 Act or the Advisers Act from performing the
services contemplated by this Contract; (iii) has met
and will seek to continue to meet for so long as this
Contract remains in effect, any other applicable
federal or state requirements, or the applicable
requirements of any regulatory or industry self
regulatory agency necessary to be met in order to
perform the services contemplated by this Contract;
(iv) has the authority to enter into and perform the
services contemplated by this Contract; and (v) will
promptly notify Mitchell Hutchins of the occurrence
of any event that would disqualify the SubAdviser
from serving as an investment adviser of an
investment company pursuant to Section 9(a) of the
1940 Act or otherwise.
	(b)	The SubAdviser has adopted a
written code of ethics and appropriate procedures
complying with the requirements of Rule 17j1 under
the 1940 Act and will provide Mitchell Hutchins and
the Board with a copy of such code of ethics, together
with evidence of its adoption.  Within fifteen days of
the end of the last calendar quarter of each year that
this Contract is in effect, the president or a vice
president of the SubAdviser shall certify to Mitchell
Hutchins that the SubAdviser has complied with the
requirements of Rule 17j1 during the previous year
and that there has been no material violation of the
SubAdvisers code of ethics or, if such a violation
has occurred, that appropriate action was taken in
response to such violation.  Upon the written request
of Mitchell Hutchins, the SubAdviser shall permit
Mitchell Hutchins, its employees or its agents to
examine the reports required to be made by the Sub
Adviser pursuant to Rule 17j1 and all other records
relevant to the SubAdvisers code of ethics.
	(c)	The SubAdviser has provided
Mitchell Hutchins with a copy of its Form ADV, as
most recently filed with the Securities and Exchange
Commission (SEC) and promptly will furnish a
copy of all amendments to Mitchell Hutchins at least
annually.
	(d)	The SubAdviser will notify Mitchell
Hutchins of any change of control of the Sub
Adviser, including any change of its general partners
or 25% shareholders or 25% limited partners, as
applicable, and any changes in the key personnel who
are either the portfolio manager(s) of the Series or
senior management of the SubAdviser, in each case
prior to, or promptly after, such change.
	(e)	The SubAdviser agrees that neither
it, nor any of its affiliates, will in any way refer
directly or indirectly to its relationship with the
Series, the Trust, Mitchell Hutchins or any of their
respective affiliates in offering, marketing or other
promotional materials without the prior express
written consent of Mitchell Hutchins.
Notwithstanding, the SubAdviser is permitted to
disclose information necessary for it to perform its
duties under this Agreement to banks, brokers,
dealers and other financial intermediaries.
8.  	Services Not Exclusive.  The services
furnished by the SubAdviser hereunder are not to be
deemed exclusive and the SubAdviser shall be free
to furnish similar services to others so long as its
services under this Contract are not impaired thereby
or unless otherwise agreed to by the parties hereunder
in writing.  Nothing in this Contract shall limit or
restrict the right of any trustee, director, officer or
employee of the SubAdviser, who may also be a
Trustee, officer or employee of the Trust, to engage in
any other business or to devote his or her time and
attention in part to the management or other aspects
of any other business, whether of a similar nature or a
dissimilar nature.
	9.	Duration and Termination.
(a)	This Contract shall become effective
upon the day and year first written above, provided
that this Contract has been approved for the Series
by a vote of a majority of those Trustees of the
Trust who are not parties to this Contract or
interested persons of any such party (Independent
Trustees) cast at a meeting called for the purpose
of voting on such approval and in which the
Trustees may participate by any means of
communication that allows all Trustees
participating to hear each other simultaneously
during the meeting.
(b)	Unless sooner terminated as
provided herein, this Contract shall continue in
effect for a period of 150 days after the day and
year first above written.
	(c)	Notwithstanding the foregoing, with
respect to the Series, this Contract may be
terminated at any time, without the payment of any
penalty, by vote of the Board or by a vote of a
majority of the outstanding voting securities of the
Series on ten days written notice to the Sub
Adviser and may be terminated by the SubAdviser
at any time, without the payment of any penalty, on
sixty days written notice to Mitchell Hutchins.  The
Contract may also be terminated, without payment
of penalty, by Mitchell Hutchins (i) upon material
breach by the SubAdviser of any of the
representations and warranties set forth in
Paragraph 7 of this Contract, if such breach shall
not have been cured within a 20 day period after
notice of such breach or (ii) if, in the reasonable
judgment of Mitchell Hutchins, the SubAdviser
becomes unable to discharge its duties and
obligations under this Contract, including
circumstances such as financial insolvency of the
SubAdviser or other circumstances that could
adversely affect the Series.
	10.	Amendment of this Contract.  No
provision of this Contract may be changed, waived,
discharged or terminated orally, but only by an
instrument in writing signed by the party against
whom enforcement of the change, waiver, discharge
or termination is sought.  No amendment of this
Contract as to the Series shall be effective until
approved by vote of the Independent Trustees or a
majority of the Series' outstanding voting securities.
	11.	Governing Law.  This Contract shall
be construed in accordance with the 1940 Act and the
laws of the State of New York, without giving effect
to the conflicts of laws principles thereof. To the
extent that the applicable laws of the State of New
York conflict with the applicable provisions of the
1940 Act, the latter shall control.
	12.	Miscellaneous.  The captions in this
Contract are included for convenience of reference
only and in no way define or delimit any of the
provisions hereof or otherwise affect their
construction or effect.  If any provision of this
Contract shall be held or made invalid by a court
decision, statute, rule or otherwise, the remainder of
this Contract shall not be affected thereby.  This
Contract shall be binding upon and shall inure to the
benefit of the parties hereto and their respective
successors.  As used in this Contract, the terms
majority of the outstanding voting securities,
affiliated person, interested person,
assignment, broker, investment adviser,net
assets, sale, sell and security shall have the
same meaning as such terms have in the 1940 Act,
subject to such exemption as may be granted by the
SEC by any rule, regulation or order.  Where the
effect of a requirement of the federal securities laws
reflected in any provision of this Contract is made
less restrictive by a rule, regulation or order of the
SEC, whether of special or general application, such
provision shall be deemed to incorporate the effect of
such rule, regulation or order.  This Contract may be
signed in counterpart.
	13.	Notices.  Any notice herein required is
to be in writing and is deemed to have been given to the SubAdviser or Mitchell Hutchins upon receipt of the same at their respective addresses set forth below.
All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. ODonnell, Deputy
General Counsel.  All notices provided to the Sub
Adviser will be sent to the attention of Robin Meister, General Counsel, FFTW.

	IN WITNESS WHEREOF, the parties hereto
have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.




Attest:

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
51 West 52nd Street
New York, New York  10019-6114
By:	/s/ Keith A. Weller
	Name:  Keith A. Weller
	Title:  First Vice President
By:		/s/ Dianne E. ODonnell
	Name:  Dianne E. ODonnell
	Title:  Deputy General Counsel





Attest:

FISCHER FRANCIS TREES & WATTS,
INC.
200 Park Avenue, 46th Floor
New York, New York  10166
By:	/s/ Robin S. Meister
	Name: Robin S. Meister
	Title:   General Counsel
By:		/s/ Stephen C. Francis
	Name: Stephen C. Francis
	Title:   Vice Chairman





Attest:

FISCHER FRANCIS TREES & WATTS
3 Royal Court
The Royal Exchange
London EC 3V 3RA
By:	/s/ Robin S. Meister
	Name: Robin S. Meister
	Title:   General Counsel
By:		/s/ Stephen C. Francis
	Name: Stephen C. Francis
	Title:   Vice Chairman





Attest:

FISCHER FRANCIS TREES & WATTS,
PTE LTD (SINGAPORE)
50 Raffles Place
#22-01 Singapore Land Tower
Singapore  048623
By:	/s/ Robin S. Meister
	Name: Robin S. Meister
	Title:  General Counsel
By:		/s/ Stephen C. Francis
	Name: Stephen C. Francis
	Title:   Managing Director





DC  406099.1